                                                                 Exhibit 99.f.19


                              CUSTODIAL AGREEMENT
                              -------------------

     THIS CUSTODIAL AGREEMENT (this "Agreement") is dated as of June ___, 1998
                                     ---------
among MCG FINANCE CORPORATION, a Delaware corporation with its principal place of business at 1100 Wilson Boulevard, Suite 800, Arlington, VA 22209

("Borrower"), MCG CREDIT CORPORATION, a Delaware corporation with its principal
  --------
place of business at 1100 Wilson Boulevard, Suite 800, Arlington, VA 22209 ("Servicer"), HELLER FINANCIAL, INC., a Delaware corporation with an address at 500 W. Monroe Street, Suite 1500, Chicago, Illinois 60661, for itself and as agent for certain other lenders ("Lender"), and RIGGS BANK, N.A., a national
                                  ------
banking association with an address at 5700 Rivertech Court, Riverdale, MD 20737 ("Custodian").
        ---------

                                   Agreement
                                   ---------

     A. Borrower and Lender have entered into a Credit Agreement dated as of June 24, 1998 (as same may be amended or modified from time to time, the "Credit Agreement").
 ----------------

     B. Pursuant to the Credit Agreement, Lender is extending to Borrower a revolving and term credit facility to fund the acquisition of certain "Finance Acquired Assets" (as defined in the Credit Agreement), the origination of "Eligible Assets" (as defined therein) and certain other purposes, which will be secured by Finance Acquired Assets and "Eligible Loans" (as defined in the Credit Agreement).

     C. Servicer is acting as servicer of all loans in favor of Borrower pursuant to a Management, Underwriting and Servicing Agreement (as same may be modified or amended from time to time, the "Servicing Agreement").
                                            -------------------

     D.  Borrower has executed and delivered to Lender a Security Agreement
(as same may be modified or amended from time to time, the "Security Agreement")
                                                            ------------------
granting Lender a security interest in, among other things, all present and future Receivables, Equity Documents, Security Documents and Other Loan Documents, as such terms are defined below.

     E. Custodian is willing to hold the Receivables, Security Documents, Equity Documents and Other Loan Documents as the custodian for, and bailee of, Lender in accordance with the terms and conditions of this Agreement to perfect the security interest of Lender in the Receivables, Security Documents, Equity Documents and Other Loan Documents in its possession from time to time, as well as to administer all of the Receivable Files (as defined below). Custodian is also willing to hold certain of the Equity Documents, Security Documents and Other Loan Documents as the custodian and bailee for Borrower with respect to collateral for the Receivables as to which Borrower is perfecting its security interest by possession.

     In consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

     1.  Definitions.  Whenever used herein, the following words and phrases,
         -----------
unless the context otherwise requires, shall have the following meanings:

     Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day
     ------------
on which Custodian is authorized or obligated by law or executive order to be closed.

     Closing Checklist:  With respect to the Receivables listed on the
     -----------------
Receivable Schedule attached as Exhibit A (the "Existing Loans"), all documents
                                ---------
and instruments listed in attachments to such schedule. With respect to all other Receivables, the Closing Checklist completed by Borrower or Servicer which shall list the Receivable and all Security Documents, Equity Documents and the material Other Loan Documents with respect to such Receivable delivered or to be delivered to Custodian after June 15, 1998.

     Equity Documents:  Original counterparts of all instruments, certificates,
     ----------------
shares, warrants and other documents evidencing Borrower's equity interest in an Obligor or related party, including those as to which possession is the exclusive method of perfection under the Uniform Commercial Code.

     Obligor:  The obligor(s) on a Receivable.
     -------

     Other Loan Documents:  Original counterparts of all certifications,
     --------------------
permits, approvals, opinions and other documentation with respect to a Receivable, other than the Receivable itself, Security Documents and Equity Documents.

     Person:  Any individual, corporation, partnership, limited liability
     ------
company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Receivable:  The note(s) or other evidence of the indebtedness of an
     ----------
Obligor to Borrower.

     Receivable File:  As to each Receivable, the documents or instruments
     ---------------
specified in Section 2 hereof.

     Receivable Schedule:  Any schedule (substantially in the form of Exhibit A
     -------------------                                              ---------
attached hereto) from time to time delivered by Borrower to Custodian and Lender.

     Security Documents:  Original counterparts of credit agreements,
     ------------------
instruments, documents, security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, guaranties, agreements, financing statements and other loan documents that have been or will be executed by or on behalf of any Obligor or other Person to guaranty or provide collateral security with respect to a Receivable, and all replacements, substitutions, additions, amendments and modifications thereof.

     Servicer:  Defined in the initial paragraph.
     --------

     2.  Delivery of Documents.
         ---------------------

          2.1  Deliveries Prior to Initial Funding under Credit Agreement.
               ----------------------------------------------------------
Borrower represents that it has or will have delivered and released to Custodian the following documents (each clearly identified on its face with the Obligor's name pertaining to each Receivable identified in the Receivable Schedule):

          (a) The original Receivable payable to Borrower, or properly endorsed to be payable to Borrower, and endorsed by Borrower pursuant to an original allonge as follows:

               "Pay to the order of Heller Financial, Inc., with recourse."

          (b) An original counterpart of all Security Documents, Equity Documents and

               Other Loan Documents listed on the Closing Checklist with respect to such Receivable, all of which shall be fully executed and properly acknowledged.

          (c) Such assignments of Security Documents, Equity Documents and other Loan Documents as Borrower may be required to execute and deliver under the Credit Agreement and Security Agreement.

     From time to time, Borrower shall forward to the Custodian a checklist itemizing additional documentation, together with additional original documents evidencing any assumption, modification, consolidation or extension of a Receivable received by Borrower, all of which shall be held in the Receivable File for such Receivable.

          2.2  Subsequent Deliveries.  With respect to each Receivable
               ---------------------
acquired by Borrower after the date hereof, Borrower shall deliver to Custodian a Closing Checklist and the documents and instruments described in Section 2.1. Each document delivered to Custodian shall be clearly identified on its face with the Obligor's name.

          2.3  Other Loan Documents.  From time to time, Borrower may also
               --------------------
deliver to Custodian Other Loan Documents with respect to one or more Receivables. Custodian will hold such Other Loan Documents, together with the related Receivable, in accordance with the terms of this Agreement.

     3.  Covenants, Representations and Warranties.  Borrower and Servicer
         -----------------------------------------
hereby agree with Lender that Borrower and Servicer will allow Lender to examine at reasonable times and intervals all pertinent servicing and liquidation correspondence and disclosure statements evidencing compliance with all federal and state disclosure laws and regulations applicable to credit transactions. Borrower and Servicer shall deliver to Custodian original documents constituting part of each Receivable File in cases where copies were previously delivered to Custodian promptly upon receipt by Borrower or Servicer.

     4.  Receivable Schedule.  Custodian shall, upon request of Lender from
         -------------------
time to time, deliver to Lender a Receivable Schedule for all Receivables and Receivable Files held by Custodian as of the date of such request.

     5.  Custodian's Duties.  With respect to each Receivable File which is
         ------------------
delivered to Custodian hereunder, Custodian will perform the following duties:

          (a) Within two (2) Business Days of receipt of each Receivable File and the applicable Closing Checklist, Custodian will cause to be delivered or faxed to Lender, Borrower and Servicer a certification (a "Custodian's Certificate") in the form of
                                 -----------------------
               Exhibit B attached hereto.
               ---------

          (b) Within ten (10) days after receipt of substantially all of the items shown on the Closing Checklist (which is anticipated to be not later than forty-five (45) days after the receipt of the matters listed in (a) above), Custodian shall give Lender, Owner and Servicer written notice of any exception with respect to a Receivable File in the form of the Custodian's Certificate.

          (c) During the term that any Receivable File is held by Custodian and after the initial receipt of documents under (a) and (b), if Custodian discovers any exceptions with respect to such Receivable File, Custodian shall give Lender and Borrower written notice of such exception no later than within ten (10) business days of such discovery.

          (d) Custodian shall hold all documents constituting each Receivable File received by it as bailee for the exclusive use and benefit of Lender and (subject to Lender's interest) Borrower under this Agreement. Custodian shall segregate and maintain continuous custody of all documents constituting each Receivable File in secure and fireproof facilities in accordance with customary standards for such custody, until otherwise notified pursuant to this Agreement.

     6.  Release of Files.  (a) Upon written request by Lender, at any time and
         ----------------
from time to time after Custodian has been notified by Lender that an Event of Default has occurred under the Credit Agreement, Custodian is hereby authorized and instructed to release and deliver to Lender or Lender's designee any or all Receivable Files. Any request for release shall include written instructions as to the method of shipment and identity of the shipper Custodian is directed to utilize. Borrower shall pay all costs and expenses of shipment and maintain such insurance against loss or damage Lender deems appropriate.

          (b) Upon prior written request by Servicer (x) to the extent specifically permitted under Section 3.7 of the Credit Agreement or (y) in connection with the enforcement, collection or restructuring of any of the Receivables, unless in either case Custodian has received notice from Lender that an Event of Default has occurred under the Credit Agreement, Custodian is authorized upon written receipt from Borrower or Servicer of a request for release of documents, to release to Servicer or Borrower the Receivable File (other than the Receivable and Equity Documents) or the documents (other than the Receivable and Equity Documents), set forth in such Release Request (a "Release Request") to Servicer or Borrower. With respect to Receivables and
 ---------------
Equity Documents, a Release Request must be approved in writing by Lender. Servicer or Borrower shall return to Custodian the Receivable File or other such documents when Servicer's need therefor no longer exists, unless the Receivable shall be liquidated.

          (c) Upon receipt by Custodian of a Request Release from Servicer or Borrower in connection with payment in full of a Receivable, unless Custodian has received notice from Lender that an Event of Default has occurred under the Credit Agreement, Custodian shall promptly release the related Receivable File to Servicer.

     7.  Fees.  It is understood that Custodian will charge such fees for its
         ----
services under this Agreement as are listed on the attached Exhibit C. Such
                                                            ---------
fees, together with Custodian's expenses in connection herewith, shall be payable exclusively by Borrower.

     8.  Termination.  Without prejudice to Custodian's right to payment for
         -----------
fees and expenses accrued or incurred prior to the effective date thereof, Lender, if it is dissatisfied with the quality of Custodian's performance hereunder or if the Servicing Agreement has been terminated, or Custodian may terminate this Agreement upon sixty (60) days written notice; provided, that Lender may terminate this Agreement for cause at any time without prior notice. In the event of any such removal and discharge, Custodian shall promptly deliver all of the Receivable Files as set forth in Section 6(a). In the event Lender fails to direct Custodian as to the delivery of the files within thirty (30) days from the date of the termination notice, Custodian shall deliver all files to Lender. Upon any discharge of Custodian by Lender hereunder, Lender may maintain custody of all files or Lender may appoint a successor custodian subject to Borrower's approval, which approval shall not be unreasonably withheld, delayed or conditioned; provided that Borrower's approval shall not be required if an Event of Default (as defined in the Credit Agreement) has occurred and is continuing.

        9.  Examination of Custodian's Documents. Upon reasonable prior written
            ------------------------------------
notice to Custodian, Lender and Borrower and their authorized agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Receivable Files, documents, records and other papers in possession of or under the control of Custodian relating to any or all of the Receivables. Borrower shall pay all reasonable costs and expenses incurred in connection with such examination, including any out-of-pocket expenses incurred by Custodian relating to such examination, as and to the extent provided in this Agreement or the Credit Agreement.

        10.  Copies of the Receivable Files. Upon reasonable prior written
             ------------------------------
notice by Borrower, Servicer or Lender and at the cost and expense of Borrower, Custodian shall provide Lender, Servicer or Borrower with copies of documents contained in any of the Receivable Files.


        11.  Insurance. Custodian shall, at its own expense, maintain the usual
             ---------
errors and omissions insurance in such amounts, with standard coverage and subject to such deductibles, as are customary for insurance typically maintained by banks which act as custodians in similar transactions. Custodian shall furnish to Lender or Borrower on request a schedule of insurance coverage.

        12.  Execution in Counterparts. This Agreement may be executed in any
             -------------------------
number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

        13.  Choice of Law. This Agreement shall be construed in accordance with
             -------------
the laws of the State of Virginia and all applicable federal laws and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        14.  Notices. Any notice or other communication required or permitted to
             -------
be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a Business Day, or on the Business Day following the date of transmission if telecopied on a non-Business Day or on a Business Day after 3:00 p.m. (Chicago time); provided that a hard copy of such notice is also sent pursuant to (c) or
       --------
(d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrower:           MCG Finance Corporation
                               1100 Wilson Boulevard, Suite 800
                               Arlington, VA 22209
                               Attn:  President
                               Facsimile:  (703) 247-7505

and if to Servicer:            MCG Finance Corporation
                               1100 Wilson Boulevard, Suite 800
                               Arlington, VA 22209
                               Attn:  President
                               Facsimile:  (703) 247-7505
in each case, with a copy to:

                               Bryan Cave LLP
                               700 Thirteenth Street, N.W.
                               Washington, D.C. 20005-3960
                               Attn:  Samuel G. Rubenstein
                               Facsimile:  (212) 508-6200

and if to Lender:              Heller Financial, Inc.
                               500 W. Monroe Street
                               Chicago, Illinois  60661
                               Attn:  Account Manager, Corporate Finance Group
                               Facsimile:  (312) 441-7367

with a copy to:                Heller Financial, Inc.
                               500 W. Monroe Street
                               Chicago, Illinois  60661
                               Attn:   Legal Department
                               Corporate Finance Group
                               Facsimile:  (312) 441-7367

and if to Custodian:           Riggs Bank, N.A.
                               5700 Rivertech Court
                               Riverdale, MD  20737
                               Attention:  Barbara Luke
                               Facsimile:  (301) 887-6951

        15.  Indemnification. Borrower agrees to indemnify and hold harmless
             ---------------
Custodian, its directors, officers, employees and agents from and against any and all liability, loss and expense, including reasonable counsel fees, arising from or connected with Custodian's execution and performance of this Agreement, including but not limited to claims of third parties, but excluding any claim, loss, liability or expense resulting from negligence or willful misconduct on the part of Custodian.

        16.  Authority. Custodian shall have the power to employ such agents as
             ---------
it may deem necessary or appropriate in the performance of its duties and the exercise of its powers under this Agreement.

        17.  Bailment. This Agreement constitutes a bailment for hire. Custodian
             --------
is not intended to be, nor shall it be construed to be (except only as bailee and custodian), the representative, trustee or fiduciary of or for Lender, Servicer or Borrower. In its capacity as bailee hereunder, Custodian shall only be liable for any action or omission involving Custodian's negligence or willful misconduct. In no event shall Custodian have any responsibility to ascertain any matter or take any action with respect to the Receivables except as expressly provided herein, whether or not Custodian has or is deemed to have notice or knowledge of such matter. Custodian does not assume and shall have no responsibility for monitoring the value of the Receivable nor for determining the accuracy of Borrower's or Servicer's representations or certifications made pursuant to this Agreement.

        18.  Custodian's Standard of Care. Custodian makes no representations as
             ----------------------------
to the value or condition of the Receivable or any part thereof, or as to the title of Borrower thereto, or as to the validity or adequacy of the security afforded thereby, or hereby, or as to the validity of this Agreement (except as to Custodian's authority to enter into this Agreement) and Custodian shall incur no liability or responsibility in respect of any such matters. Without limiting the generality of the foregoing, but subject to Custodian's obligation to act without negligence or willful misconduct, Custodian shall not be under any duty to examine or pass upon the genuineness or validity of any of the documents constituting part of a Receivable File and shall be entitled to assume that all documents constituting part of each Receivable File are genuine and valid and that they are what they purport to be, and that any endorsements or assignments thereon are genuine and valid. Under no circumstances shall Custodian be obligated to verify the authenticity of any signature on any of the documents received or examined by it or the authority or capacity of any person to execute or issue any such document. Custodian agrees to use its best judgment and good faith in the performance of any obligations and duties required under this Agreement and shall incur no liability to any person for its acts or omissions hereunder, excluding those as may result from its negligence or willful misconduct.

        In no event shall Custodian be liable, directly or indirectly, for any special or consequential damages, even if Custodian has been advised of the possibility of such damages. Custodian shall be entitled to rely upon the advice of legal counsel selected by it with reasonable care from time to time and shall not be liable for any action or inaction by it in reliance upon such advice; provided, however, that nothing contained in this sentence shall limit the liability of Custodian for its negligence or willful misconduct. Custodian shall be also entitled to rely upon any notice, document, correspondence, request or directive received by it from Lender or Borrower, as the case may be, that Custodian believes to be genuine and to have been signed or presented by proper and duly authorized agent or representative thereof (including any officer of Lender or Borrower, as applicable), and shall not be obligated to inquire as to the authority or power of any person so executing or presenting such documents or as to the truthfulness of any statements set forth therein.

        19.  Agreement Provisions Governing Conduct. The provisions of this
             --------------------------------------
Agreement set forth exclusively the duties of Custodian and no implied duties or obligations shall be read into this Agreement against Custodian. Custodian shall not be bound in any way by any agreement or contract other than this Agreement nor shall it be required to take notice of any fact or event, whether or not it has actual knowledge thereof, except as expressly provided herein. Custodian shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements herein contained to be performed or observed by Borrower or Lender, except as specifically provided in this Agreement. Custodian shall be under no responsibility or duty with respect to any Receivable File or documents thereof once they have been delivered by Custodian to any person in accordance with any of the provisions of this Agreement.

        20.  No Obligation to Expend Funds. Except as set forth herein,
             -----------------------------
Custodian shall not be required to expend its own funds or otherwise incur any financial risk or liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if, in its sole judgment, it shall reasonably believe that repayment of any funds expended by Custodian or adequate indemnity against such risk or liability is not assured to it.

        21.  Merger or Consolidation of Custodian. Any Person into which
             ------------------------------------
Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Custodian shall be a party, or any Person succeeding to the business of Custodian, shall be the successor of Custodian under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        22.  Assignment. Except as provided in Section 21 hereof, no party
             ----------
hereto may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties hereto. Any attempted assignment of rights or delegation of duties without such consent shall be void.

        23.  Rights Limited by Agreement. Nothing in this Agreement is intended
             ---------------------------
to confer, expressly or by implication, upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

        24.  No Partnership or Joint Venture. Nothing in this Agreement shall be
             -------------------------------
deemed or construed to create a partnership or joint venture among the parties hereto.

        25.  Entire Agreement. This Agreement represents the entire agreement
             ----------------
and understanding of the parties with respect to the subject matter of this Agreement.

        26.  Modification or Waiver. No modification or waiver of any provision
             ----------------------
of this Agreement, nor any consent to any departure by Borrower, Servicer, Lender or Custodian from any provision of this Agreement shall in any event be effective unless the same shall be in writing executed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        27.  Severability. In case any one or more of the provisions contained
             ------------
in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby.


                           [EXECUTION PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Borrower, Lender, Servicer and Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.

                                BORROWER:

                                MCG FINANCE CORPORATION, a Delaware
                                corporation


                                By: /s/ Bryan J. Mitchell
                                -----------------------------------
                                Name:
                                Its:


                                SERVICER:

                                MCG CREDIT CORPORATION, a Delaware
                                corporation


                                By:  /s/ Bryan J. Mitchell
                                -----------------------------------
                                Name:
                                Its:


                                CUSTODIAN:

                                RIGGS BANK, N.A.


                                By:  /s/ Al Behar
                                -----------------------------------
                                Name:  Al Behar
                                Its:   Executive Director


                                LENDER:

                                HELLER FINANCIAL, INC., as agent and as
                                Lender


                                By:  /s/ Robert A. Pierce
                                -----------------------------------
                                Name:
                                Its:

                                   EXHIBIT A
                                   ---------

                            RECEIVABLE SCHEDULE FORM



Dated  ______________________, 1998


Receivable                    Obligor
----------                    -------

                                   EXHIBIT B
                                   ---------

                           CERTIFICATION OF CUSTODIAN


To:  HELLER FINANCIAL, INC.
     MCG Finance Corporation
     MCG Credit Corporation

RE: Agreement dated _______________________, by and between MCG Finance Corporation ("Borrower"), MCG Credit Corporation ("Servicer") Heller Financial, Inc. ("Lender"), and Riggs Bank ("Custodian").

     In accordance with the provisions of Section 5(a) and 5(b) of the Agreement, the undersigned, as Custodian, hereby certifies that as to each Receivable listed on the attached Receivable Schedule, it has reviewed the Receivable File and has determined that, except as indicated on Schedule 1 attached hereto:

     (i) all original documents required to be delivered to it with respect to such Receivable pursuant to Section 2 of the Agreement, including the Closing Statement and the documents listed thereon, are in its possession;

     (ii) such documents have been reviewed by it and, in Custodian's good faith judgment, appear regular on their face and relate to such Receivable;

     (iii) the Note for such Receivable has been endorsed as provided in Section 2.1(a) of the Agreement.

Custodian hereby confirms that it is holding each such Receivable File as bailee and custodian for the exclusive use and benefit of Lender and (subject to Lender's interest) Borrower pursuant to the terms of the Agreement. No person or entity other than Lender, Borrower and Servicer may rely or shall be entitled to rely upon this Certification.


                         RIGGS BANK, N.A.


                         By: _________________________________
                         Name: _______________________________
                         Its: ________________________________
                         Date: _______________________________

                                   SCHEDULE 1
                                   ----------

                              REVIEW OF FILES AND

                             NOTED EXCEPTION REPORT

             LOAN NUMBER        OBLIGOR'S NAME          NOTED EXCEPTION
             -----------        --------------          ---------------

                                   EXHIBIT C
                                   ---------

                               CUSTODIAL SERVICES

                                SCHEDULE OF FEES

For custodial services performed in connection with and pursuant to the
Agreement:

1. Review and certification of Receivable File, and Storage and Release of Receivable File: $12,000 per annum, to be paid in equal quarterly installments
2.  Out of pocket expenses:  Billed at cost as incurred.